EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TearLab Corporation (formerly OccuLogix, Inc. and formerly Vascular Sciences Corp.) 2002 Stock Incentive Plan, as Amended Effective as of June 6, 2012, of our report dated March 30, 2012, with respect to the consolidated financial statements and schedule of TearLab Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
June 5, 2012